Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this registration statement on Form S-8 of Healthcare Business Services Groups, Inc. of our report dated April 21, 2005, on our audit of the consolidated financial statements of Healthcare Business Services Groups, Inc., as of December 31, 2004, and the results of its operations and cash flows for each of the years in two year period ended December 31, 2004.



/s/ Kabani  &  Company,  Inc.
-----------------------------
Kabani  &  Company,  Inc.
Los Angeles, California

August 3, 2005

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